UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

April 16, 2007

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-32208	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 23, 2007, VCG Holding Corp., a Colorado corporation (the “Company”) signed an agreement to purchase of certain asset of Regale, Inc., a North Carolina Corporation and North Carolina Restaurant Concepts, Inc. (“Buyer”). . The liquor license was approved on April 16, 2007 and VCG completed the transaction as April 16, 2007 to be effective April 16, 2007. The Buyer is a wholly-owned corporation of the Company. The parties to the Agreement for the Purchase and Sale of Assets (the “Agreement”) closed the asset purchase transaction on April 16, 2007, upon a cash payment of $10,100,000 and 9,747 shares of VCG common stock to the Seller for the purchase price in the amount of $10,200,000 and completion of the transfer of the liquor license to the Buyer. The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction. A copy of the Purchase Agreement with Regale, Inc. is filed as Exhibit 10.48 incorporated herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On April 16, 2007, Regale, Inc., a North Carolina corporation (the “Landlord”) and Raleigh Restaurant Concepts, Inc., entered into a Sublease agreement lease for certain premises, including land, in Raleigh, North Carolina through January 31, 2062 for the purposes of operation of a restaurant and adult cabaret (the “Sublease”). The Landlord is an unrelated third party. The Landlord will sublease the premises to the Buyer with a minimum rent of $72,000 per year through January 31, 2017 and schedule of increases out-lined in the Sublease for the balance of the Sublease term. In addition, on April 16, 2007 entered into a Lease agreement lease for certain premises, including land and additional parking lots, in Raleigh, North Carolina through January 31, 2062 for the purposes of operation of a restaurant and adult cabaret (the “Lease”). The Landlord is an unrelated third party. The Landlord will lease the premises to the Buyer with a minimum rent of $237,000 per year through January 31, 2010 and schedule of increases out-lined in the Lease for the balance of the Lease term. The Sublease and Lease contains other terms and provisions which are customary for the agreements of this nature. The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction.

The foregoing is a summary description of the terms of the Sublease and Lease and by their nature is incomplete. It is qualified in the entirety by the text of the Sublease and Lease, a copy of which is filed as Exhibit 10.49 and Exhibit 10.50 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Sublease and Lease attached hereto.

Section 8. Other Events

Item 8.01	Other Events

On March 22, 2007, the Company issued a press release announcing the entering into the purchase transaction. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

On April 17, 2007, the Company issued a press release announcing the purchase of assets of Regale, Inc. A copy of this press release is attached as Exhibit 99.2 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under this Item shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after April 16, 2007.

(b)	Pro forma financial information.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under Item 1 shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after April 16, 2007.

(d)	Exhibit No.	Exhibit Title.

	Exhibit 10.48	Purchase Agreement dated March 23, 2007
	Exhibit 10.49	Sublease Agreement dated April 16, 2007
	Exhibit 10.50	Lease Agreement dated April 16, 2007
	Exhibit 99.1	Press Release dated March 22, 2007
	Exhibit 99.2	Press Release dated April 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: April 20, 2007	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer